EXHIBIT 11



STATEMENT RE COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE

                                                                               Year Ended December 31,
                                                                        -------------------------------------
                                                                           2002          2001         2000
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
Shares of common stock, beginning .................................     1,498,558     1,495,483     1,495,941
                                                                      =======================================

Shares of common stock, ending ....................................     1,501,054     1,498,558     1,495,483
                                                                      =======================================

Computation of weighted average number of basic and diluted shares:
  Common shares outstanding at the beginning of the year ..........     1,498,558     1,495,558     1,495,941
  Weighted average number of net shares issued (redemption) .......           711         1,506           (35)
                                                                      ---------------------------------------
        Weighted average shares outstanding (basic) ...............     1,499,269     1,497,064     1,495,906
  Weighted average of potential dilutive shares
    attributable to stock options granted, computed under
    the treasury stock method .....................................        12,106        12,432        12,875
                                                                      ---------------------------------------
        Weighted average number of shares (diluted) ...............     1,511,375     1,509,496     1,508,781
                                                                      =======================================

Net income (In Thousands) .........................................   $    11,464   $    10,144   $     9,366
                                                                      =======================================

Earnings per share:
  Basic ...........................................................   $      7.65   $      6.78   $      6.26
                                                                      =======================================
  Diluted .........................................................   $      7.58   $      6.72   $      6.21
                                                                      =======================================

Dividends per common share ........................................   $      1.75   $      1.60   $      1.45
                                                                      =======================================


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